Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

June 1, 2011

iPath Website Copy Deck

Table of Contents:

PRODUCT PAGES

BCM

-Commodities-Broad-

http://ipathetn.com/BCM-overview.jsp

[Header]

iPath® Pure Beta Broad Commodity ETN (BCM)

[Body]

The iPath® Pure Beta Broad Commodity ETN is linked to the Barclays Capital Commodity Index Pure Beta TR (the “Index”) and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index, while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition, the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview |Index Components| Sector Weightings                     (Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/bcm-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/bcm-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/bcm-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	BCM	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	BCM.IV	CUSIP	06740P114
Bloomberg ETN Keystroke	BCM<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC1C1PT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/bcm-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index TR(SM)	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Crude Oil Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, Dow Jones, UBS Securities LLC, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]                 (Excel icon) IV/Index History    (Printer icon) Print This Page

[Header]

iPath® Pure Beta Broad Commodity ETN (BCM)

[Body]

The iPath® Pure Beta Broad Commodity ETN is linked to the Barclays Capital Commodity Index Pure Beta TR (the “Index”) and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index, while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition, the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

iPath® Pure Beta Broad Commodity ETN —Components (as of xx/xx/xxxx)

Commodity>	Ticker>	Ref. Price Dollar Weight >	Trading Facility >	Sector>
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: As of XX/XX/XX. Source: Barclays Capital, NYM–NYMEX Division New York Mercantile Exchange, CBT–Chicago Board of Trade, CME–Chicago Mercantile Exchange, LME–London Metal Exchange, CMX–COMEX Division–New York Mercantile Exchange, NYF-ICE Futures U.S.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                 (Excel icon) IV/Index History     (Printer icon) Print This Page

[Header]

iPath® Pure Beta Broad Commodity ETN (BCM)

[Body]

The iPath® Pure Beta Broad Commodity ETN is linked to the Barclays Capital Commodity Index Pure Beta TR (the “Index”) and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index, while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition, the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - BCM

PRODUCT PAGES - SBV

http://ipathetn.com/SBV-overview.jsp

[Header]

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

The iPath® Pure Beta S&P GSCI®-Weighted ETN is linked to the Barclays Capital Pure Beta Series-2 TR Index (the “Index”) and is designed to provide exposure to the returns potentially available through an unleveraged investment in futures contracts on the physical commodities comprising the S&P GSCI® Total Return Index (the “Reference Index”), while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology. The Barclays Capital Pure Beta Series 2 Methodology is not applied to certain precious metals commodities, and with respect to those commodities, the Index will roll monthly in accordance with the Reference Index’s pre-determined roll schedule.

The commodities represented in the Index are rebalanced monthly according to the weightings within the Reference Index; however, the weightings fluctuate between rebalancings due to changes in market prices.

In addition the Index reflects the Treasury Bill rate of interest that could be earned on cash collateral invested in specified Treasury Bills

[Tabs]

Overview |Index Components| Sector Weightings                 (Excel icon) IV/Index History    (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/sbv-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/sbv-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/sbv-overview.jsp#indicative_returns}

Jump To: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/sbv-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	SBV	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	SBV.IV	CUSIP	06740P122
Bloomberg ETN Keystroke	SBV<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC2C1PT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/11.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/sbv-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Pure Beta Series-2 TR Index	X.XX
S&P GSCI® Total Return Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Crude Oil Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, Down Jones,UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus.

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]            (Excel icon) IV/Index History    (Printer icon) Print This Page

[Header]

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

The iPath® Pure Beta S&P GSCI®-Weighted ETN is linked to the Barclays Capital Pure Beta Series-2 TR Index (the “Index”) and is designed to provide exposure to the returns potentially available through an unleveraged investment in futures contracts on the physical commodities comprising the S&P GSCI® Total Return Index (the “Reference Index”), while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology. The Barclays Capital Pure Beta Series 2 Methodology is not applied to certain precious metals commodities, and with respect to those commodities, the Index will roll monthly in accordance with the Reference Index’s pre-determined roll schedule.

The commodities represented in the Index are rebalanced monthly according to the weightings within the Reference Index; however, the weightings fluctuate between rebalancings due to changes in market prices.

In addition the Index reflects the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

iPath® iPath® Pure Beta S&P GSCI®-Weighted ETN —Components (as of xx/xx/xxxx)
Commodity>	Ticker>	Ref. Price Dollar Weight >	Trading Facility >	Sector>
xxxxx	xxxxx	Xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	Xxxxx	xxxxx	xxxxx

Source: Barclays Capital, S&P Goldman Sachs. NYM-NYMEX Division New York Mercantile Exchange, PE-International Petroleum Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), KBT-Kansas City Board of Trade, CSC-Coffee, Sugar and Cocoa Exchange.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]            (Excel icon) IV/Index History    (Printer icon) Print This Page

[Header]

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

The iPath® Pure Beta S&P GSCI®-Weighted ETN is linked to the Barclays Capital Pure Beta Series-2 TR Index (the “Index”) and is designed to provide exposure to the returns potentially available through an unleveraged investment in futures contracts on the physical commodities comprising the S&P GSCI® Total Return Index (the “Reference Index”), while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology. The Barclays Capital Pure Beta Series 2 Methodology is not applied to certain precious metals commodities, and with respect to those commodities, the Index will roll monthly in accordance with the Reference Index’s pre-determined roll schedule.

The commodities represented in the Index are rebalanced monthly according to the weightings within the Reference Index; however, the weightings fluctuate between rebalancings due to changes in market prices.

In addition the Index reflects the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

(Pie Chart)

Source: Barcalys Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - SBV

PRODUCT PAGES - ONG

-Commodities -Sector-

http://ipathetn.com/ONG-overview.jsp

[Header]

iPath® Pure Beta Energy ETN (ONG)

[Body]

The iPath® Pure Beta Energy ETN is linked to the Barclays Capital Commodity Index Energy Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on energy commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/ONG-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/ONG-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Capital. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/ONG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	ONG	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	ONG.IV	CUSIP	06740P312
Bloomberg ETN Keystroke	ONG<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC1ENPT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/ONG-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Energy Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Energy Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of the Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY  |  TERMS OF USE  |  BARCLAYS  |  BARCLAYS CAPITAL INC.  |  PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                    (Excel icon) IV/Index History    (Printer icon) Print This Page

[Header]

iPath® Pure Beta Energy ETN (ONG)

[Body]

The iPath® Pure Beta Energy ETN is linked to the Barclays Capital Commodity Index Energy Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on energy commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY  |  TERMS OF USE  |  BARCLAYS  |  BARCLAYS CAPITAL INC.  |  PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - ONG

PRODUCT PAGES - DIRT

-Commodities -Sector-

http://ipathetn.com/DIRT-overview.jsp

[Header]

iPath® Pure Beta Agriculture ETN (DIRT)

[Body]

The iPath® Pure Beta Agriculture ETN is linked to the Barclays Capital Commodity Index Agriculture Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in nine futures contracts on agricultural commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings	(Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/DIRT-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/DIRT-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/DIRT-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	DIRT	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	DIRT.IV	CUSIP	06740P262
Bloomberg ETN Keystroke	DIRT<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC1AGPT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/DIRT-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Agriculture Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Agriculture Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]             Excel icon) IV/Index History    (Printer icon) Print This Page

[Header]

iPath® Pure Beta Agriculture ETN (DIRT)

[Body]

The iPath® Pure Beta Agriculture ETN is linked to the Barclays Capital Commodity Index Agriculture Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in nine futures contracts on agricultural commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DIRT

PRODUCT PAGES - WEET

-Commodities -Sector-

http://ipathetn.com/WEET-overview.jsp

[Header]

iPath® Pure Beta Grains ETN (WEET)

[Body]

The iPath® Pure Beta Grains ETN is linked to the Barclays Capital Commodity Index Grains & Oilseeds Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on grain and oilseed commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings (Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/WEET-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/WEET-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/WEET-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%¹
Ticker	WEET	Futures Execution Cost	0.10%¹
Intraday Indicative Value Ticker	WEET.IV	CUSIP	06740P270
Bloomberg ETN Keystroke	WEET<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC1GRPT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/WEET-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Grains & Oilseeds Pure Beta TR	X.XX
Dow Jones-UBS Agriculture Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Agriculture Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX-XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab] (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Grains ETN (WEET)

[Body]

The iPath® Pure Beta Grains ETN is linked to the Barclays Capital Commodity Index Grains & Oilseeds Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on grain and oilseed commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - WEET

PRODUCT PAGES - GRWN

-Commodities -Sector-

http://ipathetn.com/GRWN-overview.jsp

[Header]

iPath® Pure Beta Softs ETN (GRWN)

[Body]

The iPath® Pure Beta Softs ETN is linked to the Barclays Capital Commodity Index Softs Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in three futures contracts on soft commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings	(Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/GRWN-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/GRWN-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/GRWN-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%¹
Ticker	GRWN	Futures Execution Cost	0.10%¹
Intraday Indicative Value Ticker	GRWN.IV	CUSIP	06740P288
Bloomberg ETN Keystroke	GRWN<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC1SFPT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/GRWN-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Softs Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                 Excel icon) IV/Index History    (Printer icon) Print This Page

[Header]

iPath® Pure Beta Softs ETN (GRWN)

[Body]

The iPath® Pure Beta Softs ETN is linked to the Barclays Capital Commodity Index Softs Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in three futures contracts on soft commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - GRWN

PRODUCT PAGES – HEVY

-Commodities -Sector-

http://ipathetn.com/HEVY-overview.jsp

[Header]

iPath® Pure Beta Industrial Metals ETN (HEVY)

[Body]

The iPath® Pure Beta Industrial Metals ETN is linked to the Barclays Capital Commodity Index Industrial Metals Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in futures contracts on industrial metal commodities. The Index is currently composed of five futures contracts on industrial metals, four of which (aluminium, nickel, copper and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings                                (Excel icon) IV/Index History  (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/HEVY-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/HEVY-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

† Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/HEVY-overview.jsp#indicative_value})

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	HEVY	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	HEVY.IV	CUSIP	06740P296
Bloomberg ETN Keystroke	HEVY<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC1IMPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/HEVY-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Industrial Metals Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Industrial Metals Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Industrial Metals ETN (HEVY)

[Body]

The iPath® Pure Beta Industrial Metals ETN is linked to the Barclays Capital Commodity Index Industrial Metals Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in futures contracts on industrial metal commodities. The Index is currently composed of five futures contracts on industrial metals, four of which (aluminium, nickel, copper and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - HEVY

PRODUCT PAGES - BLNG

-Commodities -Sector-

http://ipathetn.com/BLNG-overview.jsp

[Header]

iPath® Pure Beta Precious Metals ETN (BLNG)

[Body]

The iPath® Pure Beta Precious Metals ETN is linked to the Barclays Capital Commodity Index Precious Metals Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on precious metal commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings	(Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/BLNG-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/BLNG-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/BLNG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	BLNG	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	BLNG.IV	CUSIP	06740P338
Bloomberg ETN Keystroke	BLNG<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC1PMPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/BLNG-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Precious Metals Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]             Excel icon) IV/Index History         (Printer icon) Print This Page

[Header]

iPath® Pure Beta Precious Metals ETN (BLNG)

[Body]

The iPath® Pure Beta Precious Metals ETN is linked to the Barclays Capital Commodity Index Precious Metals Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on precious metal commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - BLNG

PRODUCT PAGES - LSTK

-Commodities -Sector-

http://ipathetn.com/LSTK-overview.jsp

[Header]

iPath® Pure Beta Livestock ETN (LSTK)

[Body]

The iPath® Pure Beta Livestock ETN is linked to the Barclays Capital Commodity Index Livestock Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on livestock commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings                                (Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/LSTK-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/LSTK-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/COW-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$xx.xx	High	$xx.xx
Net Change	$x.xx	Low	$xx.xx
% Change	x.xx%	Volume	xxx,xxx
		20-Day Volume Average	xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%¹
Ticker	LSTK	Futures Execution Cost	0.10%¹
Intraday Indicative Value Ticker	LSTK.IV	CUSIP	06740P320
Bloomberg ETN Keystroke	LSTK<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC1LSPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/LSTK-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Livestock Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Agriculture Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads.

Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                 (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Livestock ETN (LSTK)

[Body]

The iPath® Pure Beta Livestock ETN is linked to the Barclays Capital Commodity Index Livestock Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on livestock commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - LSTK

PRODUCT PAGES - DCNG

-Commodities-Single Commodities-

http://www.ipathetn.com/DCNG-overview.jsp

[Header]

iPath® Seasonal Natural Gas ETN (DCNG)

[Body]

The iPath® Seasonal Natural Gas ETN is linked to the Barclays Capital Natural Gas Seasonal TR Index (the “Index”). The Index reflects the returns that are potentially available by maintaining an unleveraged investment in a rolling position in Henry Hub Natural Gas futures contracts plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index is composed of a single contract that expires in December and rolls annually. In October of each year the Index closes out its position in the current year’s December contract and rolls into a Natural Gas futures contract expiring in December of the next calendar year.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DCNG-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/DCNG-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/DCNG-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/DCNG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	DCNG	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	DCNG.IV	CUSIP	06740P239
Bloomberg ETN Keystroke	DCNG<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2NGST	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DCNG-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Natural Gas Seasonal TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Energy Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DCNG

PRODUCT PAGES - OLEM

-Commodities-Single Commodities-

http://www.ipathetn.com/OLEM-overview.jsp

[Header]

iPath® Pure Beta Crude Oil ETN (OLEM)

[Body]

The iPath® Pure Beta Crude Oil ETN is linked to the Barclays Capital WTI Crude Oil Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Crude Oil markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/OLEM-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/OLEM-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/OLEM-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	OLEM	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	OLEM.IV	CUSIP	06740P221
Bloomberg ETN Keystroke	OLEM<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2CLPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/OLEM-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital WTI Crude Oil Pure Beta TR Index	X.XX
S&P GSCI® Total Return Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX
Dow Jones U.S. Oil & Gas Index	X.XX
S&P North American Natural Resources Sector Index™	X.XX
S&P Global Energy Sector Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - OLEM

PRODUCT PAGES - CHOC

-Commodities-Single Commodities-

http://www.ipathetn.com/CHOC-overview.jsp

[Header]

iPath® Pure Beta Cocoa ETN (CHOC)

[Body]

The iPath® Pure Beta Cocoa ETN is linked to the Barclays Capital Cocoa Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Cocoa markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/CHOC-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/CHOC-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/CHOC-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	CHOC	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	CHOC.IV	CUSIP	06740P 130
Bloomberg ETN Keystroke	CHOC<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2CCPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/CHOC-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Cocoa Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - CHOC

PRODUCT PAGES - CAFE

-Commodities-Single Commodities-

http://www.ipathetn.com/CAFE-overview.jsp

[Header]

iPath® Pure Beta Coffee ETN (CAFE)

[Body]

The iPath® Pure Beta Coffee ETN is linked to the Barclays Capital Coffee Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Coffee markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/CAFE-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/CAFE-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/JO-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	CAFE	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	CAFE.IV	CUSIP	06740P148
Bloomberg ETN Keystroke	CAFE <EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2KCPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/CAFE-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Coffee Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - CAFE

PRODUCT PAGES - CTNN

-Commodities-Single Commodities-

http://www.ipathetn.com/CTNN-overview.jsp

[Header]

iPath® Pure Beta Cotton ETN (CTNN)

[Body]

The iPath® Pure Beta Cotton ETN is linked to the Barclays Capital Cotton Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Cotton markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/CTNN-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/CTNN-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/CTNN-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	CTNN	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	CTNN.IV	CUSIP	06740P155
Bloomberg ETN Keystroke	CTNN <EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2CTPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/CTNN-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Cotton Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - CTNN

PRODUCT PAGES - SGAR

-Commodities-Single Commodities-

http://www.ipathetn.com/SGAR-overview.jsp

[Header]

iPath® Pure Beta Sugar ETN (SGAR)

[Body]

The iPath® Pure Beta Sugar ETN is linked to the Barclays Capital Sugar Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Sugar markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/SGAR-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/SGAR-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/SGAR-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	SGAR	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	SGAR.IV	CUSIP	06740P163
Bloomberg ETN Keystroke	SGAR <EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2SBPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/SGAR-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Sugar Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - SGAR

PRODUCT PAGES - FOIL

-Commodities-Single Commodities-

http://www.ipathetn.com/FOIL-overview.jsp

[Header]

iPath® Pure Beta Aluminum ETN (FOIL)

[Body]

The iPath® Pure Beta Aluminum ETN is linked to the Barclays Capital Aluminum Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Aluminum markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview                                                                                       (Excel icon) IV/Index History    (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/FOIL-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/FOIL-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/FOIL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	FOIL	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	FOIL.IV	CUSIP	06740P171
Bloomberg ETN Keystroke	FOIL<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2LAPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/FOIL-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Aluminum Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - FOIL

PRODUCT PAGES - CUPM

-Commodities-Single Commodities-

http://www.ipathetn.com/CUPM-overview.jsp

[Header]

iPath® Pure Beta Copper ETN (CUPM)

[Body]

The iPath® Pure Beta Copper ETN is linked to the Barclays Capital Copper Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Copper markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/CUPM-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/CUPM-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/CUPM-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	CUPM	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	CUPM.IV	CUSIP	06740P189
Bloomberg ETN Keystroke	CUPM<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2LPPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/CUPM-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Copper Pure Beta TR Index	X.XX
Dow Jones-UBS Industrial Metals Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Industrial Metals Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - CUPM

PRODUCT PAGES - LEDD

-Commodities-Single Commodities-

http://www.ipathetn.com/LEDD-overview.jsp

[Header]

iPath® Pure Beta Lead ETN (LEDD)

[Body]

The iPath® Pure Beta Lead ETN is linked to the Barclays Capital Lead Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Lead markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/LEDD-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/LEDD-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/LEDD-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	LEDD	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	LEDD.IV	CUSIP	06740P197
Bloomberg ETN Keystroke	LEDD<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2LLPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/LEDD-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Lead Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - LEDD

PRODUCT PAGES - NINI

-Commodities-Single Commodities-

http://www.ipathetn.com/NINI-overview.jsp

[Header]

iPath® Pure Beta Nickel ETN (NINI)

[Body]

The iPath® Pure Beta Nickel ETN is linked to the Barclays Capital Nickel Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Nickel markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/NINI-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/NINI-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/NINI-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	NINI	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	NINI.IV	CUSIP	06740P213
Bloomberg ETN Keystroke	NINI <EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2LNPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/NINI-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Nickel Pure Beta TR Index	X.XX
Dow Jones-UBS Industrial Metals Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Industrial Metals Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

END PRODUCT PAGES - NINI

An investment in iPath ETNs involves risks, including possible loss of principal. If specified in the relevant prospectus, Barclays Bank PLC as issuer may redeem a series of Securities (in whole but not in part) at its sole discretion on any trading day on or after the inception date until and including maturity. See the relevant prospectus for more information regarding the risks associated with Barclays Bank PLC’s right to redeem the Securities. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

Each of the Barclays Capital commodities indices referenced herein is a trademark of Barclays Bank PLC.

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